UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2008

Distributed Energy Systems Corp.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50453	20-0177690
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

10 Technology Drive, Wallingford, Connecticut	06492
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 678-2000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On August 15, 2008, pursuant to a previously disclosed Asset Purchase Agreement among the registrant, the registrant’s Northern Power Systems, Inc. subsidiary (“Northern Power”) and CB Wind Acquisition Corp., dated as of July 17, 2008 (the “Asset Purchase Agreement”), the registrant completed the sale of substantially all of the assets of Northern Power to CB Wind Acquisition Corp. The aggregate purchase price for the Northern Power assets under the Asset Purchase Agreement was $12,900,000. The actual amount paid at the closing was $11,411,209.60, after deducting (i) a holdback amount of $600,000 to cover potential obligations of the registrant and Northern Power as set forth in the Asset Purchase Agreement, (ii) $573,790.40 in escrows and (iii) the $315,000 breakup fee to NEA Acquisition Corp. The closing payment was paid directly to Perseus Partners VII, L.P., the registrant’s secured creditor.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

2.1	Asset Purchase Agreement by and between the registrant, Northern Power Systems, Inc. and CB Wind Acquisition Corp., dated as of July 17, 2008 (incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed on July 22, 2008).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DISTRIBUTED ENERGY SYSTEMS CORP.

Date: August 18, 2008	By:	/s/ Peter J. Tallian
Peter J. Tallian, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1	Asset Purchase Agreement by and between the registrant, Northern Power Systems, Inc. and CB Wind Acquisition Corp., dated as of July 17, 2008 (incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed on July 22, 2008).